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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NOVAMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2010

Dear Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 2010 Annual Meeting of Stockholders of NovaMed, Inc., to be held at 10:00 a.m. Central Time, on Wednesday, May 19, 2010, at the Holiday Inn Chicago Mart Plaza, 350 W. Mart Center Drive, Chicago, Illinois 60654.

        The attached Notice of Annual Meeting and Proxy Statement describe the election of two directors, the ratification of the appointment of our auditors, and a proposal to approve an amendment to the Certificate of Incorporation to effect a reverse stock split at a ratio of one-for-three and reduce the amount of authorized shares.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please vote now, either by telephone or the Internet as provided in the enclosed instructions, or by completing, signing and dating the enclosed proxy card and promptly returning it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

        We look forward to seeing you on May 19, 2010, and encourage you to vote as soon as possible.

Sincerely,

Thomas S. Hall Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2010

To the Stockholders of NovaMed, Inc.:

        The 2010 Annual Meeting of Stockholders of NovaMed, Inc. (the "Company") will be held at 10:00 a.m. Central Time, on Wednesday, May 19, 2010, at the Holiday Inn Chicago Mart Plaza, 350 W. Mart Center Drive, Chicago, Illinois 60654, for the following purposes:

  (1)
  To elect two Class II directors to the Company's Board of Directors;

  (2)
  To approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split, pursuant to which existing shares of the Company's common stock would be combined into new shares of the Company's common stock at an exchange ratio of one-for-three;

  (3)
  To approve an amendment to the Company's Certificate of Incorporation to reduce the total number of the Company's authorized shares from 100,000,000 to 33,333,000;

  (4)
  To ratify the appointment of our independent registered public accounting firm for 2010; and

  (5)
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the accompanying Proxy Statement.

        The Board of Directors has fixed the close of business on April 5, 2010, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

John W. Lawrence, Jr. Secretary
Chicago, Illinois April 15, 2010

        ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE NOW, EITHER BY TELEPHONE OR THE INTERNET AS PROVIDED IN THE ENCLOSED INSTRUCTIONS, OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

NovaMed, Inc.
333 West Wacker Drive, Suite 1010
Chicago, Illinois 60606
(312) 664-4100

PROXY STATEMENT

        The accompanying proxy is solicited by the Board of Directors (the "Board of Directors") of NovaMed, Inc., a Delaware corporation (the "Company"), for use at the 2010 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. Central Time, Wednesday, May 19, 2010, at the Holiday Inn Chicago Mart Plaza, 350 W. Mart Center Drive, Chicago, Illinois 60654, and any adjournments or postponements thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about April 15, 2010.

        Record Date and Outstanding Shares—The Board of Directors has fixed the close of business on April 5, 2010 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, the Company had outstanding 23,873,894 shares of its common stock, par value $.01 per share (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote on all matters to properly come before the Annual Meeting.

        Voting of Proxies—Thomas S. Hall and Scott T. Macomber, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Hall and Macomber are executive officers of the Company and Mr. Hall is also a director of the Company. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy).

        If you are a registered stockholder (i.e., you hold your NovaMed Common Stock in certificate form), you may vote by mail, telephone or the Internet. To vote by mail, please complete, sign and return the enclosed form of proxy. To vote by telephone or the Internet, follow the instructions attached to your proxy card. If you vote by telephone or the Internet, you will appoint Messrs. Hall and Macomber as your proxies with the same authority as if you had signed and returned the enclosed form of proxy. The deadline for voting by telephone or the Internet is 11:59 p.m., Eastern Time, on Tuesday, May 18, 2010.

        If your shares are held in a stock brokerage account or by a bank or other nominee (sometimes referred to as being held in "street name"), you are considered the beneficial owner of those shares. Your broker, bank or other nominee is considered the stockholder of record of those shares and is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not directly vote those shares unless you obtain a signed proxy from the record holder giving you the right to do so. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use in directing it how to vote your shares. If you are a beneficial owner of shares and do not provide your broker, as stockholder of record, with voting instructions, your broker has the authority under applicable stock market rules to vote those shares for or against "routine" matters at its discretion. Where a matter is not considered routine, including the election of the board of directors, shares held by your broker will not be voted absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote.

        Required Vote—The vote of a plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for the Class II directors. Stockholders are not allowed to cumulate their votes in the election of directors. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve amendments to the Certificate of Incorporation to effect the reverse stock split and reduce the number of authorized shares. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to ratify the appointment of our independent registered public accounting firm for 2010.

        Quorum; Abstentions and Broker Non-Votes—The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting, and the inspector of elections will determine whether or not a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the vote for directors. Abstentions will be considered present and entitled to vote with respect to the election of directors, the ratification of the appointment of our independent registered public accounting firm and approving the amendments to the Certificate of Incorporation and will have the same effect as votes "against" such proposal. Broker non-votes will not be considered present and entitled to vote with respect to the election of directors or approving the amendments to the Certificate of Incorporation and will have no effect on such proposals.

        Annual Report to Stockholders; Householding—The Company's Annual Report to Stockholders for the year ended December 31, 2009 (the "2009 Annual Report"), containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement. If you and others who share your mailing address own Common Stock in street name, meaning through a bank or brokerage firm or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as "householding," is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2009 Annual Report have been sent to your address. Each stockholder will continue to receive a separate voting instruction form.

        If you would like to revoke your consent to householding and in the future receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please submit a request to our Secretary in writing addressed to NovaMed, Inc., 333 West Wacker Drive, Suite 1010, Chicago, Illinois 60606, or by telephone at (312) 664-4100. Please note that the Company relocated its Chicago office in December 2009 from 980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611 to 333 West Wacker Drive, Suite 1010, Chicago, Illinois 60606.

        If you would like an additional copy of the 2009 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting "Financial Reports" and "SEC Filings" on our Investor Relations page at www.novamed.com. Alternatively, we will promptly send a copy to you upon your request to us by mail to Investor Relations, NovaMed, Inc., 333 West Wacker Drive, Suite 1010, Chicago, Illinois 60606, or by calling (312) 664-4100.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2010.

        The Company's Proxy Statement for the 2010 Annual Meeting of Stockholders and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at www.novamed.com.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of six directors. Article V of the Company's Certificate of Incorporation provides that the Board of Directors will be divided into three classes, with each class serving for a term of three years. At the Annual Meeting, two Class II directors will be elected for a term of three years expiring at the Company's 2013 Annual Meeting of Stockholders. Both of the nominees are presently serving as directors of the Company. See "Nominees" below.

        The four directors whose terms of office do not expire in 2010 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

        The Board of Directors has determined that both of the nominees and all of the other directors of the Company are qualified to serve as directors of the Company. In addition to the specific business experience listed below, each of the nominees and current directors has the tangible and intangible skills and attributes which we believe are required to be an effective director of the Company, including experience at senior levels in areas of expertise helpful to the Company, a willingness and commitment to assume the responsibilities required of a director of the Company and the character and integrity we expect of our directors.

        If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

NOMINEES

        The names of the nominees for the office of director, together with certain information concerning the nominees, are set forth below:

Name	Age	Position with Company	Served as Director Since	Current Term Expires
Robert J. Kelly (1)(2)	65	Lead Director	2004	2010
C.A. Lance Piccolo (1)(2)(3)	69	Director	2000	2010

(1)
Member of Audit Committee.
(2)
Member of Compensation Committee.
(3)
Member of Nominating Committee.

        Mr. Kelly has been a director of the Company since April 2004. Mr. Kelly served as Chairman of the Board of Directors from November 2005 until February 2007, at which time he was appointed to his current position of Lead Director. Prior to serving as Chairman of the Board, Mr. Kelly served as the Presiding Director of the Company's Board of Directors from April 2005 to November 2005. Mr. Kelly is an independent consultant providing services to small businesses. From 2000 to 2001, Mr. Kelly served as Executive Vice President and Chief Financial Officer of Celarix, Inc., a company that provides enterprise level solutions for logistics over the Internet. From 1997 to 2000, Mr. Kelly served as Chief Financial Officer of Summit Autonomous, Inc., a manufacturer of excimer lasers that was acquired by Alcon Laboratories, Inc. in 2000. Previously, from 1992 to 1997, Mr. Kelly served as Chief Financial Officer of Bull HN Information Systems, Inc., the U.S. subsidiary of Groupe Bull, an international information technology company based in France.

        We believe that Mr. Kelly's qualifications to serve on our Board of Directors include his past experience in leadership roles as the Executive Vice President and Chief Financial Officer of Celarix, Inc.,

as Chief Financial Officer of Summit Autonomous, Inc. and as Chief Financial Officer of Bull HN Information Systems, Inc.

        Mr. Piccolo has been a director of the Company since November 2000. Mr. Piccolo has been the President and Chief Executive Officer of HealthPic Consultants, Inc., a strategic healthcare consulting firm, since 1997. From November 2004 to November 2006, Mr. Piccolo served as Chairman and Chief Executive Officer of Benchmark Medical, Inc., a provider of outpatient physical rehabilitation services. In 1996 Mr. Piccolo served as Chairman and Chief Executive Officer of Caremark International, Inc. Mr. Piccolo also currently serves on the board of directors of Chemtura Corporation, a polymer and specialty products manufacturer, CVS/Caremark Corporation, an integrated pharmacy services provider, and MedAssets, Inc., a healthcare purchasing organization. Mr. Piccolo serves on the Board of Trustees for Lake Forest Hospital.

        We believe that Mr. Piccolo's qualifications to serve on our Board of Directors include his significant leadership experience with other companies in the healthcare industry as well as his position as director of other public companies in the healthcare industry.

        The Board of Directors has determined that Messrs. Kelly and Piccolo are independent in accordance with applicable rules of The NASDAQ Stock Market. Messrs. Kelly and Piccolo are not officers or employees of the Company or its subsidiaries, and they do not have any other relationships with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment in carrying out their responsibilities as a director.

        The Board of Directors recommends that stockholders vote FOR each nominee for election as a Class II director.

 OTHER DIRECTORS

        The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are duly elected and qualified.

Name	Age	Position with Company	Served as Director Since	Current Term Expires
Thomas S. Hall	49	President, Chief Executive Officer and Chairman of the Board of Directors	2005	2012
R. Judd Jessup (1)(2)(3)	62	Director	1998	2012
Scott H. Kirk, M.D.	57	Director	1995	2011
Steven V. Napolitano	50	Director	1997	2011

(1)
Member of Audit Committee.
(2)
Member of Compensation Committee.
(3)
Member of Nominating Committee.

        Mr. Hall has served as President and Chief Executive Officer, and has been a member of our Board of Directors, since November 2005. Mr. Hall was appointed Chairman of the Board in February 2007. From April 2003 to October 2005, Mr. Hall served as President and Chief Operating Officer of Matria Healthcare, Inc., after having joined Matria in October 2002 as Executive Vice President and Chief Operating Officer. Matria provides disease management programs to health plans and employers. From 2000 to 2002, Mr. Hall was President and Chief Executive Officer of TSH & Associates, an independent consulting and management services company. From 1997 to 1999, Mr. Hall held several executive positions that included President of ADP TotalSource, a division of Automated Data Processing, Inc.

(ADP). Mr. Hall also served in senior management positions with Riscorp, Inc., an insurance holding company, and USAir Express/Chautauqua Airlines.

        We believe that Mr. Hall's qualifications to serve on our Board of Directors include his position as our President and Chief Executive Officer, his leadership roles as President and Chief Operating Officer at Matria Healthcare, Inc., President and Chief Executive Officer of TSH & Associates and President of ADP TotalSource.

        Mr. Jessup has been a director of the Company since November 1998. He is currently a director of CorVel Corporation, an independent nationwide provider of medical cost containment and managed care services. Mr. Jessup most recently served as President of US Labs, a national reference laboratory specializing in cancer testing, from April 2002 until its sale to LabCorp in February 2005. From 1994 to 1996 he served as President of the HMO Division of FHP International Corporation, a diversified health care services company. Mr. Jessup also serves as a director of AccentCare, Inc., Xifin, Inc. and Superior Vision Services, all of which are privately held companies.

        We believe that Mr. Jessup's qualifications to serve on our Board of Directors include his position as a director of another public company in the healthcare industry and his leadership role as President of US Labs and of the HMO Division of FHP International Corporation.

        Dr. Kirk has been a director of the Company since August 1995 and its National Medical Director since May 2002. Dr. Kirk has practiced ophthalmology in the Chicago area since 1982, and is currently practicing in River Forest, Illinois on behalf of Kirk Eye Center, S.C., a professional entity whose eye care professionals had been parties to long-term services agreements with the Company from 1996 to 2002.

        We believe that Dr. Kirk's qualifications to serve on our Board of Directors include his position as our National Medical Director as well as his accomplished background as a board-certified ophthalmologist.

        Mr. Napolitano has been a director of the Company since January 1997. Mr. Napolitano is a partner in the law firm of DLA Piper LLP (US) where he has practiced since September 2007. Mr. Napolitano is the chair of the firm's U.S. private equity group. Prior to joining DLA Piper, Mr. Napolitano was a partner in the law firm of Winston & Strawn LLP. The Company has retained, and continues to retain, DLA Piper as outside legal counsel.

        We believe that Mr. Napolitano's qualifications to serve on our Board of Directors include his significant legal background and experience in corporate governance and knowledge of the Company's business and industry.

        The Board of Directors has determined that Messrs. Jessup and Napolitano are independent in accordance with applicable rules of The NASDAQ Stock Market. Messrs. Jessup and Napolitano are not officers or employees of the Company or its subsidiaries, and they do not have any other relationships with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment in carrying out their responsibilities as directors.

        Meetings—During the year ended December 31, 2009, the Board of Directors held four meetings. Each of the Company's directors attended at least 75% of the aggregate of the total number of board meetings held and the total number of committee meetings on which he served that were held during 2009. Although the Company has no formal policy with respect to director attendance at the Annual Meeting, all of the current directors are expected to attend the Annual Meeting unless prevented from doing so by compelling personal circumstances. All of last year's directors attended the 2009 Annual Meeting.

        Committees of the Board of Directors—The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee, each comprised entirely of directors who are neither officers or employees of the Company or its subsidiaries nor individuals having any other relationships with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of such director's independent judgment in carrying out their responsibilities as directors. The

Board of Directors has adopted a written charter for each of these committees, copies of which are available on our website at www.novamed.com. Messrs. Jessup, Kelly and Piccolo serve as the three members of the Audit Committee and Compensation Committee. Messrs. Jessup and Piccolo serve as the two members of the Nominating Committee.

  Audit Committee

        The Audit Committee generally has the responsibility for assessing processes related to risks and control environment, overseeing financial reporting, evaluating the independent audit process, evaluating internal accounting controls, overseeing the selection of the Company's independent registered public accounting firm, approving audit and permissible non-audit services and reporting to the Board of Directors regarding all of the foregoing. The Audit Committee held four meetings in 2009. The Board of Directors, in its business judgment, has determined that all of the members of the Audit Committee are "independent" under the listing standards of the NASDAQ Stock Market. The Board of Directors has determined that Mr. Kelly is an "audit committee financial expert" as defined under the rules of the Securities and Exchange Commission. Also see "Report of the Audit Committee of the Board of Directors."

  Compensation Committee

        The Compensation Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive and key employee compensation, reviewing the Company's executive compensation policies, recommending to the Board of Directors compensation for the Company's executive officers, and reporting to the Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering the Company's stock incentive plans and executive incentive compensation plan, which includes determining the amount of the awards to be provided thereunder to the Company's executive officers and key employees and reporting to the Board of Directors regarding the foregoing. The Compensation Committee held two meetings in 2009. See "Compensation Discussion and Analysis."

        From time to time the Compensation Committee may delegate authority to fulfill various functions of administering the Company's plans to employees of the Company. Specifically, the Compensation Committee has delegated limited authority under its stock incentive plans to our principal executive officer to grant stock options to non-executive officer employees provided that no grant may exceed 10,000 shares. In addition, our principal executive officer makes various recommendations to the Compensation Committee regarding the amount and form of compensation for other executives of the Company, including the other named executive officers.

        In addition, the Compensation Committee has authority to engage the services of outside advisers to assist the Committee. To date, the Compensation Committee has not engaged an independent compensation consulting firm.

  Nominating Committee

        The Nominating Committee generally has the responsibility for periodically reviewing the composition and structure of the Board so that the proper skills and experience are represented, identifying, recruiting and recommending candidates for election to the Board of Directors, recommending to the Board of Directors the membership of the various committees of the Board of Directors and reviewing the compensation of the directors and making recommendations to the Board of Directors regarding such compensation. The Nominating Committee has the authority to hire and pay consultants or search firms to assist in the process of identifying and evaluating candidates for the Board of Directors. Except for the Company's search for a new President and Chief Executive Officer, which resulted in the appointment of Mr. Hall to these positions in November 2005 and his election to the Board of Directors, no such consultants or search firms have been used by the Nominating Committee to locate potential directors and, accordingly, no fees have been paid to consultants or search firms. The Board of Directors, in its business judgment, has determined that all of the members of the Nominating Committee are "independent" under the listing standards of the NASDAQ Stock Market. The Nominating Committee did not hold any meetings in 2009.

        The Nominating Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations that are tendered in accordance with the Company's By-laws. In nominating directors, the Nominating Committee considers a variety of factors, including whether an individual has experience as a senior executive of a company in the healthcare industry or at a public corporation, experience in the management or leadership of a substantial business enterprise or such other professional experience as the Board determines will qualify an individual for service on the Board. The Board also strives to achieve an effective balance and diversity of experience and expertise, including operational and financial expertise. In considering candidates for the Board, the Nominating Committee will evaluate the entirety of each candidate's credentials. There are no specific minimum qualifications that must be met by a potential nominee. Stockholders who wish to nominate an individual for election as a director at an annual meeting of stockholders must comply with the provisions in the Company's By-laws regarding stockholder nominations. Generally, stockholder nominations must be made in writing and delivered or mailed to the Secretary of NovaMed, Inc. not less than 45 days nor more than 75 days prior to the first anniversary of the date on which the proxy statement for the preceding year's annual meeting of stockholders was mailed. Each stockholder nomination must contain the following information: (a) the name and address of each proposed nominee, all information relating to such person as would be required to be disclosed in solicitation of proxies for the election of the nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended; (b) the nominee's written consent to serve as a director if elected; (c) the name and address of the nominating stockholder; (d) the number of shares of Common Stock that are owned and of record by such stockholder; and (e) whether such stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of shares of Common Stock to elect such nominee or nominees. Nominations for the 2011 Annual Meeting must be received no earlier than January 30, 2011 and no later than March 1, 2011. Nominations not made in accordance with all of the requirements contained in the Company's By-laws will be disregarded. The Company does not have any other procedures for stockholders to submit nominees directly to the Board of Directors.

        Board of Directors Leadership Structure—The Board believes that the Company's Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company's business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company's independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

        One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

        Lead Director—Robert J. Kelly, an independent director who serves as chairman of the Audit Committee and as a member of the Compensation Committee, was selected by the Board to serve as the Lead Director for all meetings of the non-management directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the

Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of the board meetings, facilitating teamwork and communication between the non-management directors and management.

        The Role of the Board of Directors in Risk Oversight—The role of the Board of Directors in our risk oversight process includes receiving regular reports and communications from members of senior management on areas of material risk, including operational, financial, legal and regulatory, and strategic and reputational risks. The Board of Directors (or the appropriate committee) receives these reports from senior management to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives such a report, the chairman of the relevant committee reports on the discussion to the full Board of Directors at the next meeting of the Board of Directors. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management.

        Stockholder Communications with Directors—Stockholders wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual directors or group or committee of directors. All such correspondence should be sent to 333 West Wacker Drive, Suite 1010, Chicago, Illinois 60606. Stockholder communications to directors will first be opened by the Secretary's office for the purpose of determining whether the contents represent a message to our directors before being forwarded to the addressee. In addition, the Secretary's office will make, if necessary, sufficient copies of the contents to be forwarded to each director who is a member of the group or committee to which the communication is addressed. However, certain kinds of information, such as materials in the nature of advertising, promotions of a product or service and patently offensive material will not be forwarded to our directors.

        Code of Ethics—The Board of Directors has adopted a compliance plan for the Company that includes a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company will furnish a copy of its compliance plan to any person, without charge, upon written request to the Secretary.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains information regarding the beneficial ownership of the Common Stock as of March 30, 2010 (except as specified below), by:

  •
  each person or group of affiliated persons known by us to beneficially own more than 5% of the outstanding shares of the Common Stock;

  •
  each of the Company's directors;

  •
  each of the Company's named executive officers; and

  •
  all of the Company's directors and named executive officers as a group.

        Unless otherwise indicated below the persons in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

Name and Address (1)	Number of Shares	Percent of Shares
Five Percent Stockholders:
Kent A. Kirk, M.D. (2)	1,251,428	5.3%
c/o Kirk Eye Center, S.C.
7427 Lake Street
River Forest, Illinois 60305
Wellington Management Company, LLP (3)	3,235,474	13.7%
Wellington Trust Company, NA (3)	1,438,446	6.1%
75 State Street
Boston, Massachusetts 02109
Geneva Investment Management of Chicago, LLC (4)	2,474,042	10.4%
181 West Madison Street, Suite 3575
Chicago, Illinois 60602
Wells Fargo & Company (5)	1,593,796	6.7%
420 Montgomery Street
San Francisco, California 94163
Visium Asset Management, LP (6)	1,522,524	6.4%
950 Third Avenue
New York, NY 10022
Bank of America Corporation (7)	1,491,643	6.3%
100 North Tryon Street, Floor 25
Charlotte, NC 28255
Directors and Officers:
Thomas S. Hall (8)	1,087,799	4.5%
Graham B. Cherrington (9)	165,767	*
Scott T. Macomber (10)	707,876	2.9%
Scott H. Kirk, M.D. (11)	1,296,383	5.5%
R. Judd Jessup (12)	348,643	1.5%
Steven V. Napolitano (13)	242,085	1.0%
C.A. Lance Piccolo (14)	292,085	1.2%
Robert J. Kelly (15)	203,385	*
All Executive Officers and Directors As a Group:
(8 people) (16)	4,344,023	16.9%

*
Less than 1%

(1)
Unless otherwise indicated, the address of the beneficial owners is c/o NovaMed, Inc., 333 West Wacker Drive, Suite 1010, Chicago, Illinois 60606.
(2)
Information presented is based on an amended report on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010 and the subsequent transactions of which the Company is aware. The shares for which Dr. Kent Kirk has beneficial ownership are comprised of (i) 770,182 shares held directly by Kent Kirk Family LLC, of which Dr. Kent Kirk is the manager and a member, (ii) 428,441 shares held directly by Kirk Eye Center, S.C., of which Dr. Kent Kirk is an officer, director and 50% shareholder and (iii) 52,805 shares held directly by Dr. Kent Kirk. Accordingly, Dr. Kent Kirk has sole dispositive and voting power with respect to 52,805 shares of Common Stock and shared dispositive and voting power with respect to 1,198,623 shares of Common Stock.
(3)
Information presented is based on an amended report on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010 (the "Wellington Schedule 13G"). The Wellington Schedule 13G indicates that Wellington Management Company, LLP ("Wellington Management"), in its capacity as an investment advisor, may be deemed to beneficially own 3,235,474 shares of Common Stock which are held of record by its clients. One such client, Wellington Trust Company, NA, is the beneficial owner of 1,438,446 shares of Common Stock. Wellington Management has shared dispositive power with respect to 3,235,474 shares of Common Stock and shared voting power with respect to 2,641,474 shares of Common Stock.
(4)
Information presented is based on an amended report on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010 (the "Geneva Schedule 13G"). The Geneva Schedule 13G indicates that Geneva Investment Management of Chicago, LLC ("Geneva"), in its capacity as an investment advisor, may be deemed to beneficially own 2,474,042 shares of Common Stock which have been acquired on behalf of its clients. Geneva has sole voting and dispositive power with respect to 1,495,421 shares of Common Stock and the shares voting and dispositive power with respect to 978,621 shares of Common Stock.
(5)
Information presented is based on an amended report on Schedule 13G filed with the Securities and Exchange Commission on January 25, 2010 (the "Wells Fargo Schedule 13G"). The Wells Fargo Schedule 13G indicates that Wells Fargo & Company (on its behalf and on behalf of its subsidiaries, Wells Capital Management Incorporated, Wells Fargo Advisors, LLC, Wachovia Bank, National Association and Wells Fargo Funds Management, LLC (collectively, "Wells Fargo")), as both a holding company and investment advisor, has beneficial ownership on a consolidated basis of 1,593,796 shares of Common Stock. Wells Fargo has sole dispositive power with respect to 1,544,173 shares of Common Stock and the sole voting power with respect to 1,505,450 shares of Common Stock.
(6)
Information presented is based on a Schedule 13G filed with the Securities and Exchange Commission on March 26, 2010 (the "Visium Schedule 13G"). The Visium Schedule 13G indicates that Jacob Gottlieb, as Managing Member of JG Asset, LLC, which is the General Partner of Visium Asset Management, LP, an investment advisor to pooled investment vehicles, beneficially owns 1,522,524 shares of Common Stock. Mr. Gottlieb has sole voting power and sole dispositive power with respect to 1,522,524 shares of Common Stock.
(7)
Information presented is based on a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010 (the "Bank of America 13G"). The Bank of America 13G indicates that Bank of America Corporation, Bank of America, NA, Columbia Management Advisors, LLC and IQ Investment Advisors LLC (collectively, "Bank of America")), has beneficial ownership on a consolidated basis of 1,491,643 shares of Common Stock. Bank of America has shared dispositive power with respect to 1,491,643 shares of Common Stock and the shared voting power with respect to 1,484,943 shares of Common Stock.
(8)
Includes 241,268 restricted shares of Common Stock and 630,681 options which are exercisable within 60 days of March 30, 2010.
(9)
Includes 77,666 restricted shares of Common Stock and 82,102 options which are exercisable within 60 days of March 30, 2010.
(10)
Includes 83,019 restricted shares of Common Stock and 572,518 options which are exercisable within 60 days of March 30, 2010.
(11)
Information presented is based on an amended report on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010 and the subsequent transactions of which the Company is aware. The shares for which Dr. Scott Kirk has beneficial ownership are comprised of (i) 662,660 shares held directly by Scott Kirk Family LLC, of which Dr. Scott Kirk is the manager and a member, (ii) 428,441 shares held directly by Kirk Eye Center, S.C., of which Dr. Scott Kirk is an officer, director and 50% shareholder, (iii) 111,697 shares held directly by Dr. Scott Kirk; (iv) 22,898 restricted shares of Common Stock; and (v) 70,687 options which are exercisable within 60 days of March 30, 2010. Accordingly, Dr. Scott Kirk has sole dispositive and voting power with respect to 205,282 shares of Common Stock and shared dispositive and voting power with respect to 1,091,101 shares of Common Stock.

(12)
Includes 106,358 shares of Common Stock which are held by R. Judd Jessup and Charlene Lynne Jessup, as Trustees for the R. Judd Jessup and Charlene Lynne Jessup Living Trust u/a/d May 6, 1991. Includes 1,600 shares held by Mr. Jessup's family members. Mr. Jessup disclaims beneficial ownership of all 1,600 of these shares except to the extent of his pecuniary interest therein. Also includes 22,898 restricted shares of Common Stock and 145,687 options which are exercisable within 60 days of March 30, 2010.
(13)
Includes 22,898 restricted shares of Common Stock and 70,687 options which are exercisable within 60 days of March 30, 2010.
(14)
Includes 22,898 restricted shares of Common Stock and 245,687 options which are exercisable within 60 days of March 30, 2010.
(15)
Includes 22,898 restricted shares of Common Stock and 170,687 options which are exercisable within 60 days of March 30, 2010.
(16)
Includes 516,443 restricted shares of Common Stock and 1,988,736 options which are exercisable within 60 days of March 30, 2010.

 EXECUTIVE OFFICERS

        The table below identifies the executive officers of the Company who are not identified in the tables entitled "Election of Directors—Nominees" or "—Other Directors."

Name	Age	Position
Scott T. Macomber	55	Executive Vice President and Chief Financial Officer
Graham B. Cherrington	47	Executive Vice President Operations

        Mr. Macomber has served as Executive Vice President and Chief Financial Officer of the Company since October 2001. From January 2000 to October 2001, Mr. Macomber was Senior Vice President and Chief Financial Officer of Extended Care Information Network, Inc., a health care information technology company located in Northbrook, Illinois. In 1999, Mr. Macomber served as Executive Vice President and Chief Financial Officer of PeopleServe, Inc., a privately held health care services provider located in Dublin, Ohio. From before its initial public offering in 1992 through 1998, Mr. Macomber served as Senior Vice President and Chief Financial Officer of Vitalink Pharmacy Services, Inc., an institutional pharmacy provider located in Naperville, Illinois. Mr. Macomber also spent 12 years in various financial, acquisition and development positions at Manor Care, Inc., one of the largest long-term care providers in the industry. Mr. Macomber received his B.A. degree from the University of Vermont and M.B.A. from the University of Michigan.

        Mr. Cherrington joined the Company in March 2007 as a Senior Vice President. After being promoted to Executive Vice President Operations in December 2008, Mr. Cherrington has operating responsibility for all of the Company's ambulatory surgery centers. Prior to joining the Company, Mr. Cherrington worked at Matria Healthcare, Inc., a provider of disease management services to health plans and employers. Mr. Cherrington joined Matria in November 2002 as Vice President, Corporate Business Development and was promoted in November 2005 to Senior Vice President of Operations with responsibility for the company's health & wellness and oncology management business units. Mr. Cherrington has also served in senior management positions with RISCORP, Inc., an insurance holding company, and CNL Advisory Services, an investment banking firm. He began his career with Accenture and PepsiCo.

        Subject to the terms of their employment agreements, the executive officers serve at the discretion of the Board of Directors. Each of the executive officers has an employment agreement with the Company. See "Executive Compensation—Employment Agreements."

        Section 16(a) Beneficial Ownership Reporting Compliance—Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that, during 2009, all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such reporting persons, except R. Judd Jessup failed to file a timely Form 4 in connection with the sale of shares of Common Stock on November 27, 2009. This transaction was reported on a Form 4 filed by Mr. Jessup on December 4, 2009.

 PROPOSAL NO. 2.
APPROVAL OF AN AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
AND
PROPOSAL NO. 3.
APPROVAL OF AN AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES

        The Company is asking stockholders to approve an amendment to the Company's Certificate of Incorporation, subject to the Board of Directors' authority to abandon such amendment, to:

  •
  effect a reverse stock split of all the existing shares of common stock of the Company at a reverse stock split ratio of 1-for-3; and

  •
  reduce the total number of shares that the Company is authorized to issue from 100,000,000 shares consisting of 81,761,465 shares of common stock and 18,238,535 shares of preferred stock to 33,333,000 shares consisting of 27,253,000 shares of common stock and 6,080,000 shares of preferred stock.

        The Company is asking stockholders to vote on two proposals separately: the reverse stock split and the reduction in the number of authorized shares. There are four possible voting outcomes for these proposals: (1) stockholders approve both proposals; (2) stockholders approve the reverse stock split but do not approve the reduction in the number of authorized shares; (3) stockholders approve the reduction in the number of authorized shares but do not approve the reverse stock split; or (4) stockholders do not approve either proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE BOTH PROPOSALS.

        The Board of Directors will take action based on the actual voting outcome as follows:

  •
  Stockholders approve both proposals.  If the stockholders approve both proposals, the Board of Directors would effect the reverse stock split and the reduction in the number of authorized shares by causing a Certificate of Amendment to the Company's Certificate of Incorporation in the form attached to this Proxy Statement as Appendix A to be filed with the Secretary of State of the State of Delaware. The Board of Directors may determine in its discretion not to effect the reverse stock split and reduction in the number of authorized shares and not to file the amendment to the Company's Certificate of Incorporation if the Board of Directors determines that the reverse stock split or reduction in the number of authorized shares would not be in the best interests of the Company and its stockholders. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split and the reduction in the number of authorized shares.

  •
  Stockholders approve the reverse stock split but not the reduction in the number of authorized shares.  If the stockholders approve the proposal to effect the reverse stock split, but do not approve the reduction in the number of authorized shares, the Board of Directors would effect the reverse stock split without a corresponding reduction in the number of authorized shares by causing a Certificate of Amendment to the Company's Certificate of Incorporation in the form attached to this Proxy Statement as Appendix B to be filed with the Secretary of State of the State of Delaware. The Board of Directors may determine in its discretion not to effect the reverse stock split and not to file the amendment to the Company's Certificate of Incorporation if the Board of Directors determines that the reverse stock split would not be in the best interests of the Company and its stockholders. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split.

  •
  Stockholders approve the reduction in the number of authorized shares but not the reverse stock split.  The Board of Directors will not implement a reduction in the number of authorized shares without a reverse stock split. If the stockholders approve only the reduction in the number of authorized shares, but not the proposal to effect the reverse stock split, the Board of Directors would not file any Certificate of Amendment to the Company's Certificate of Incorporation and would not effect a reverse stock split or a reduction in the number of authorized shares.

  •
  Stockholders do not approve either proposal.  If the stockholders do not approve either proposal, the Board of Directors would not have the authority to file any Certificate of Amendment to the Company's Certificate of Incorporation and would not effect a reverse stock split or a reduction in the number of authorized shares.

Purpose of the Reverse Stock Split and Reduction in the Number of Authorized Shares of Common Stock

        The Board of Directors believes that it is in the best interests of the Company and its stockholders to reduce the number of issued and outstanding shares through a reverse stock split. Immediately following the completion of the reverse stock split, the number of shares of common stock issued and outstanding or held in treasury will be reduced proportionately based on the reverse stock split ratio of 1-for-3.

        The Board of Directors further believes that the increased price per share of common stock expected as a result of implementing the reverse stock split may improve marketability of the common stock and may encourage interest and trading in the common stock. For example:

  •
  The Board of Directors believes that some institutional investors and investment funds may be reluctant to invest, and in some cases may be prohibited from investing, in stocks with a price per share lower than $5 and that brokerage firms may be reluctant to recommend stocks with a price per share lower than $5 to their clients. The reverse stock split may increase the likelihood that the common stock market price will be at a level that would be viewed more favorably by potential investors.

  •
  The Board of Directors believes that stockholders may not be able to borrow against their shares of common stock if the per share stock price is less than $5 per share. The Board of Directors believes that the ability of stockholders to borrow against their shares may encourage ownership of the common stock by enabling stockholders to borrow against the common stock.

  •
  Brokerage commissions, as a percentage of the total transaction, tend to be higher for stocks with a lower price per share. As a result, certain investors may also be dissuaded from purchasing stocks with a lower price per share. A higher stock price after the reverse stock split may reduce this concern.

        The Board of Directors believes it is appropriate to reduce the authorized number of shares from 100,000,000 shares consisting of 81,761,465 shares of common stock and 18,238,535 shares of preferred stock to 33,333,000 shares consisting of 27,253,000 shares of common stock and 6,080,000 shares of preferred stock in connection with the reverse stock split. As a result, the reverse stock split would not result in a substantial increase in the amount of authorized but unissued shares of common stock and in the ratio of authorized but unissued shares of common stock to issued and outstanding shares of common stock.

Board Discretion to Implement the Reverse Stock Split and Reduction in the Number of Authorized Shares

        The Board of Directors expects to implement the reverse stock split, if authorized, either with or without the reduction in the number of authorized shares, depending on stockholder authorization, shortly following the Annual Meeting. However, the Board of Directors will not implement the reverse stock split if the Board of Directors determines that the reverse stock split or a reduction in the number of authorized shares, if authorized by the stockholders, would not be in the best interests of the Company and its stockholders. In making such determination, the Board of Directors will consider a number of factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions, the likely effect on the market price of our common stock and any other material information that becomes available to the Board of Directors.

        If the Board of Directors has not implemented the reverse stock split by the 2011 Annual Meeting of Stockholders, stockholder approval would be required again prior to implementing any reverse stock split.

        No further action on the part of stockholders will be required to either implement or abandon the reverse stock split and, if authorized by the stockholders, the reduction in the number of authorized shares. If the reverse stock split proposal is approved by stockholders and the Board of Directors determines to implement the reverse stock split, either with or without the reduction in the number of authorized shares, depending on stockholder authorization, the Company would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split.

Risks of Proposed Reverse Split

The proposed reverse stock split may not increase the Company's stock price over the long-term, which would prevent the Company from realizing some of the anticipated benefits of the reverse stock split.

        The Company's board of directors expects that a reverse stock split of the Company's common stock will increase the market price of the common stock. However, the effect of a reverse stock split upon the market price of the Company's common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the Company's common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the post-reverse split share price for a sustained period of time. The market price of the Company's common stock may be based also on other factors which may be unrelated to the number of shares outstanding, including the Company's future performance.

The proposed reverse stock split may decrease the liquidity of the Company's stock.

        The liquidity of the Company's common stock may be harmed by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

The Company's total market capitalization immediately after the proposed reverse stock split may be lower than immediately before the proposed reverse stock split.

        There are numerous factors and contingencies that could affect the Company's stock price following the proposed reverse stock split, including the status of the market for the Company's stock at the time, the Company's reported results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of the Company's common stock may not be sustainable at the direct arithmetic result of the reverse stock split (for example, based on the closing price of the Company's common stock on the NASDAQ Global Select Market on the record date of $3.68 per share, the direct arithmetic result of the reverse stock split would be a post-split market price for the Company's common stock of $11.04 per share). If the market price of the Company's common stock declines after the reverse stock split, the Company's total market capitalization (the aggregate value of all of the Company's outstanding common stock at the then existing market price) after the split will be lower than before the split.

The reverse stock split may result in some stockholders owning "odd lots" that may be more difficult to sell or require greater transaction costs per share to sell.

        The reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of the Company's common stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in "round lots" of even multiples of 100 shares.

Effect on the Number of Authorized Shares

        Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder's proportionate equity interest in the Company, subject to the treatment of fractional shares, if the stockholders approve the reverse stock split, but do not approve the corresponding reduction in the number of authorized shares, the number of authorized but unissued shares of common stock would increase substantially. The issuance in the future of authorized shares may have the effect of diluting the earnings per share and book value per share, and the stock ownership and voting rights of the currently outstanding shares of common stock. In addition, the increase in the number of authorized but unissued shares may be construed as having an anti-takeover effect. The Company is not proposing the reverse stock split for the purpose of increasing the number of authorized shares and the Company does not currently have plans to issue any of the authorized shares. However, the Company could, subject to the Board of Directors' fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of the Certificate of Incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors.

Impact of the Proposed Reverse Stock Split and Reduction in the Number of Authorized Shares if Implemented

        The reverse stock split would affect all of the Company's stockholders uniformly and would not affect any stockholder's percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split could result in any of the Company's stockholders receiving cash in lieu of a fractional share. As described below, stockholders otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split stockholders to the extent there are presently stockholders who would otherwise receive less than one share of common stock after the reverse stock split. The other principal effects of the reverse stock split will be that:

  •
  the number of issued and outstanding shares of common stock will be reduced proportionately based on the reverse stock split ratio of 1-for-3;

  •
  based on the reverse stock split ratio of 1-for-3, the per share exercise price of all outstanding option awards will be increased proportionately, and the number of shares of common stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested restricted stock units will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the reverse stock split;

  •
  the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company's equity-based compensation plans will be reduced proportionately based on the reverse stock split ratio of 1-for-3; and

  •
  in addition, the reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

        The reduction in the number of authorized shares would reduce the total number of shares that the Company may issue from 100,000,000 shares consisting of 81,761,465 shares of common stock and 18,238,535 shares of preferred stock to 33,333,000 shares consisting of 27,253,000 shares of common stock and 6,080,000 shares of preferred stock.

        Although the number of outstanding shares of common stock would decrease following the proposed reverse stock split, the reverse stock split is not the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934.

Fractional Shares

        Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Stockholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent without any further action by any stockholder who holds shares in book-entry form, and where shares are held in certificated form, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and the surrender of all pre-reverse stock split certificates, in each case, in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable.

        No transaction costs will be assessed on stockholders for the cash payment. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

        If you believe that you may not hold sufficient shares of common stock at the effective date of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold common stock after the split, you may do so by either:

  •
  purchasing a sufficient number of shares of common stock; or

  •
  if you have shares of common stock in more than one account, consolidating your accounts,

so that in each case you hold a number of shares of common stock in your account prior to the reverse stock split that would entitle you to receive at least one share of common stock on a post-reverse stock split basis. Shares of common stock held in registered form (that is, stock held by you in your own name in the Company's stock register records maintained by our transfer agent) and stock held in "street name" (that is, stock held by you through a bank, broker or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

Effect on Registered and Beneficial Stockholders

        Upon the reverse stock split, we intend to treat stockholders holding shares of common stock in "street name" (that is, held through a bank, broker or other nominee) in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of common stock in "street name;" however, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares of common stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered Certificated Shares

        Some registered stockholders hold their shares of common stock in certificate form. If any of your shares of common stock are held in certificate form, you will receive a transmittal letter from the Company's transfer agent as soon as practicable after the effective date of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of common stock for a stock certificate representing the post-reverse stock split shares of common stock.

        Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under "Fractional Shares."

        STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Consequences

        The par value per share of common stock will remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on the Company's balance sheet attributable to common stock will be reduced proportionately based on the reverse stock split ratio of 1-for-3, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Any shares of common stock held in treasury will also be reduced proportionately based on the reverse stock split ratio of 1-for-3. After the reverse stock split, net income or loss per share, and other per share amounts will be increased because there will be fewer shares of common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the reverse stock split would be recast to give retroactive effect to the reverse stock split. As described above under "Impact of the Proposed Reverse Stock Split if Implemented," the per share exercise price of outstanding option awards would increase proportionately, and the number of shares of common stock issuable upon the exercise of outstanding options and upon the vesting of unvested restricted stock unit awards would decrease proportionately, in each case based on the reverse stock ratio. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

        Stockholders will not have dissenters' or appraisal rights under Delaware corporate law or under the Company's Certificate of Incorporation in connection with the proposed reverse stock split.

Procedure for Effecting Reverse Stock Split

        If the stockholders approve the proposal and the Board of Directors implements the reverse stock split, the reverse stock split will become effective at the time and on the date of the filing of, or at such later time as is specified in, the Certificate of Amendment to the Company's Certificate of Incorporation, which is referred to as the effective date of the reverse stock split. Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of common stock.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a discussion of certain material U.S. federal income tax consequences of the reverse stock split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), and current Treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

        All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the reverse stock split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities. This discussion likewise does not address any consequences to a person or entity that is not a "United States person" for U.S. federal income tax purposes. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in Section 1221 of the Code.

        Other than the cash payments for fractional shares discussed above, no gain or loss should be recognized by a stockholder upon the exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares will be the same as the aggregate tax basis of the pre-reverse stock split shares exchanged in the reverse stock split, reduced by the amount allocable to any fractional share for which cash is received; the amount allocable to a fractional share is that portion of the aggregate tax basis of the pre-reverse stock split shares exchanged by the stockholder which is equal to the ratio of (i) the fair market value of the fractional share that would have been issued to (ii) the sum of the fair market value of such hypothetical fractional share and the aggregate fair market value of the post-reverse stock split whole shares received by the stockholder. A stockholder's holding period in the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares exchanged in the reverse stock split.

        In general, the receipt of cash instead of a fractional share will result in a taxable gain or loss to such holder for U.S. federal income tax purposes. The amount of the taxable gain or loss will be determined based upon the difference between the amount of cash received by such holder and the portion of the basis of the pre-reverse stock split shares allocable to the hypothetical fractional share as described above. The gain or loss recognized will constitute capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period for the pre-reverse stock split shares is greater than one year as of the effective date of the reverse stock split.

Vote Required for Approval

        The affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve the Company's proposal to approve the amendment to the Certificate of Incorporation to effect the reverse stock split and to approve an amendment to the Certificate of Incorporation to reduce the number of authorized shares, subject to the Board of Directors' authority to abandon such amendments.

Recommendation

        The Board of Directors recommends that stockholders vote FOR approval of an amendment to the Company's Certificate of Incorporation to effect a reverse stock split and FOR approval of an amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares.

 PROPOSAL NO. 4.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected the firm of BDO Seidman, LLP ("BDO") to serve as the Company's independent registered public accounting firm for the year ended December 31, 2010. BDO served as the Company's independent registered public accounting firm for the year ended December 31, 2009. In addition to auditing the financial statements for the year ended December 31, 2009, BDO also reviewed the Company's financial statements for each quarter during 2009 and audited the Company's internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002. It is expected that representatives of BDO will be present at the Annual Meeting and be available to respond to questions. These representatives will also be given an opportunity to make a statement if they desire to do so.

        Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

        The Board of Directors recommends that stockholders vote FOR ratification of BDO Seidman, LLP.

 AUDITOR FEES

        The following is a description of the fees billed to the Company by BDO during the years ended December 31, 2009 and 2008.

	2009	2008
Audit, Audit-Related and Tax Preparation and Compliance Fees:
Audit Fees (1):	$406,039	$410,392
Audit-Related Fees:	$—	$—
Tax Fees—Preparation and Compliance:	$—	$—
Total Audit, Audit-Related and Tax Preparation and Compliance Fees	$406,039	$410,392
Other Non-Audit Fees:
Tax Fees—Other:	$—	$—
Total Non-Audit Fees	$—	$—

Total Fees	$406,039	$410,392

(1)
Represents the aggregate fees and expenses billed for the audit of the Company's consolidated financial statements and the audit of the Company's internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002, the review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services provided in connection with other filings during the fiscal year.

        The Company's Audit Committee approved all of the above services provided by BDO, in each case, prior to BDO's engagement with respect thereto. The Company currently has no formal Audit Committee pre-approval procedures in place that permit management to engage the auditors with respect to additional services. It is currently the Company's policy that the Audit Committee approves in advance all services to be provided by the auditors.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee was appointed by the Board of Directors to assist it in overseeing the quality and integrity of the Company's financial reports, financial reporting processes and internal control system, the performance and independence of the Company's independent registered public accounting firm and related matters. The Audit Committee also considers questions of related party transactions and conflicts of interest between the Company and Board members or senior management. The Audit Committee operates under a written charter adopted by the Board of Directors.

        Management is responsible for the Company's financial reporting process, including its system of internal control and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing an opinion as to whether those consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles. The Audit Committee's responsibility is to oversee, monitor and review these processes. In fulfilling these responsibilities, the Audit Committee has not conducted auditing or accounting reviews or procedures, and the Audit Committee has relied on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent registered public accounting firm included in its report on the Company's consolidated financial statements.

        The Audit Committee meets periodically with the Company's management and its independent registered public accounting firm to discuss the Company's financial reports, financial reporting processes and internal control system and other related items. The Audit Committee's discussions with its independent registered public accounting firm include sessions at which management is not present. The Company's independent registered public accountant, BDO Seidman, LLP ("BDO"), has had unrestricted access to the Audit Committee.

        At a meeting on February 10, 2010, the Audit Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2009, with Company management and BDO representatives. The Audit Committee discussed with BDO and management the results of BDO's audit of the Company's consolidated financial statements, the Company's internal controls and disclosure controls and procedures, and the overall assessment of the quality of the Company's financial accounting and reporting functions. The Audit Committee also discussed with BDO the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB), and BDO provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with BDO these materials and the firm's independence from the Company.

        Based on the Audit Committee's review and discussion with management and BDO, and the Audit Committee's reliance on the representation of management that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Submitted by the Members of the Audit Committee:
Robert J. Kelly, Chairman
R. Judd Jessup
C.A. Lance Piccolo

        The above report of the Audit Committee is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Securities and Exchange Commission's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

OVERVIEW

        This Compensation Discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers (as defined on page 30) during the last completed fiscal year. This Compensation Discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation program. The Compensation Committee of the Board of Directors (the "Committee") oversees the design and administration of our executive compensation program in accordance with the processes and procedures discussed in the Corporate Governance section of this proxy statement.

        The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options and restricted stock, other benefits and perquisites, and a change in control severance policy. Our other benefits and perquisites consist of health, disability and life insurance benefits and a qualified 401(k) savings plan.

PROGRAM OBJECTIVES AND REWARD PHILOSOPHY

        In General—The objectives of our compensation programs are to (1) attract, motivate and retain talented and dedicated executive officers, (2) provide executive officers with both cash and equity incentives to further the interests of the Company and its stockholders, and (3) compensate executive officers at levels comparable to those of executive officers at comparable companies. Generally, the annual cash compensation of the Company's executive officers is composed of a base salary and an annual incentive compensation award. In setting base salaries, the Committee generally reviews the individual contributions of the particular executive. The annual incentive compensation award is based upon the Company's executive incentive compensation plan. In addition, stock options and restricted stock awards are granted to provide the opportunity for long-term compensation based upon the performance of the Common Stock over time.

        Competitive Market—We do not have an explicitly defined peer group for purposes of benchmarking executive compensation because it is difficult to find a reasonable number of publicly traded companies that are comparable in terms of company size and business type. Nevertheless, we periodically verify the reasonableness of the survey information used for our named executive officers by compiling proxy statement compensation information from our competitors and other comparably sized health care services companies. In light of going private transactions over the last several years, AmSurg Corp is currently our only publicly traded competitor in the ambulatory surgery center industry. However, compensation information remains available for two other competitors, United Surgical Partners International, Inc. and Symbion, Inc, because of their publicly traded debt. We also compiled proxy statement compensation information on the following health care services companies with comparable annual revenue: Alliance HealthCare Services, Inc., athenahealth, Inc., Genoptix, Inc., Medical Properties Trust, Inc. and Phase Forward Incorporated. We also assessed the competitive market for executive talent in our industry with the assistance of a national executive search firm in providing a competitive employment and compensation package for Mr. Hall in connection with his hiring in 2005.

        Compensation Process—For the named executive officers other than the principal executive officer, the Committee reviews and approves all elements of compensation taking into consideration recommendations from our principal executive officer, as well as competitive market guidance provided by our human resources staff which consist of reports generated by a subscription compensation database service detailing compensation data for comparably sized health care companies. For our principal executive officer, other than salary and equity awards for 2006 and 2007 which were set by his employment contract, the Committee reviews and approves all elements of his compensation taking into consideration the Committee's performance assessment of the principal executive officer, and competitive market guidance provided by our human resources staff. Recommendations with respect to the compensation of our principal executive officer are not shared with our principal executive officer during this process.

        Regulatory Considerations—Under Section 162(m) of the Internal Revenue Code, we may not deduct compensation in excess of $1 million paid to our chief executive officer or any of the executive officers named in the Summary Compensation Table, excluding the chief financial officer. Certain performance-based compensation is specifically exempt from the deduction limit. The Committee considers the deduction limit imposed by Section 162(m) when designing annual and long-term compensation programs and approving payouts under these programs. Nevertheless, the Committee may administer the programs in a manner that does not satisfy the requirements of Section 162(m) to achieve a result determined to be in the Company's best interest. While the tax treatment of compensation is important, the primary factor influencing program design is the support of business objectives. Consequently, the Committee reserves the right to approve, and in some cases has approved, non-deductible compensation if the Committee believes it is in the Company's best interest.

BASE SALARIES

        In General—We provide the opportunity for our named executive officers and other executives to earn a market competitive annual base salary. We provide this opportunity to attract and retain an appropriate caliber of talent for the position, to recognize that similar base salary rates are almost universally provided at other companies that we compete with for talent, and to provide a base wage that is not subject to Company performance risk. We review base salaries for the named executive officers and other executives annually in February effective for the current fiscal year, and increases are based on changes in our competitive market and the performance of the individual and the Company.

        Salary Increases—The Committee establishes base salaries each year for the named executive officers based on general market salary increases, salary data from comparable companies and individual performance. At its February 2009 meeting, the Committee decided to not award any salary increases to the named executive officers and other senior executives in the interest of managing fixed expenses in light of current economic conditions. At its February 2010 meeting, the Committee approved a 2.0% increase in salaries for each of the named executive officers and other senior executives. These salary increases were consistent with the 2.0% average target increase for all of the Company's employees in 2010. With this increase, Mr. Hall's salary increased from $553,725 to $564,800, Mr. Macomber's salary increased from $290,000 to $295,800, and Mr. Cherrington's salary increased from $275,000 to $280,500.

ANNUAL CASH INCENTIVES

        In General—We provide the opportunity for our named executive officers and other executives to earn a market competitive annual cash incentive award. We provide this opportunity to attract and retain an appropriate caliber of talent for the position, to recognize that similar annual cash incentive awards are almost universally provided at other companies that we compete with for talent, and to motivate executives to achieve our annual business goals. We review annual cash incentive awards for the named executive officers and other executives annually in February to determine award payments for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year. These annual cash incentive awards are administered under our Amended and Restated Executive Incentive Compensation Plan (the "Bonus Plan").

        Target Award Opportunities—Under the Bonus Plan, we establish annual target award opportunities expressed as a percentage of base salary paid during the fiscal year, and threshold award goals expressed as a percentage of the target award. The 2009 Bonus Plan required a minimum threshold performance equal to 85% of the target performance in order for a participant to be eligible for a cash incentive award. The amount of the cash incentive award would then vary depending on the actual results relative to the target performance. For the last completed and current fiscal years, annual cash incentive opportunities for the named executive officers are summarized below:

		Annual Cash Incentive Award Opportunity
		Threshold Performance		Target Performance		Maximum Performance (1)
		% Target	$ Amount	% Salary	$ Amount	$ Amount
Thomas S. Hall	FY 2009	30%	124,588	75%	415,294	622,941
	FY 2010	30%	126,665	75%	422,216	633,323
Scott T. Macomber	FY 2009	30%	43,500	50%	145,000	217,500
	FY 2010	30%	44,225	50%	147,417	221,125
Graham B. Cherrington	FY 2009	30%	41,250	50%	137,500	206,250
	FY 2010	30%	41,938	50%	139,792	209,688

(1)
In establishing the 2009 and 2010 Bonus Plans, the Committee set the maximum payout for each participant at 150% of such participant's targeted performance payout.

        Performance Measures—Under the Bonus Plan, we use overall corporate performance measures for our principal executive and financial officers, and for our other named executive officers, a mix of overall corporate and business unit performance measures to assure that executives have a reasonable measure of control over the factors that affect their awards. This performance measure mix varies by executive position. For the last completed and current fiscal years, the performance measure mix for the named executive officers is summarized below:

		Performance Measure Mix
		Overall Corporate
				Business Unit
		Diluted EPS	Cash Flow
Thomas S. Hall	FY 2009	100%	0%	0%
	FY 2010	100%	0%	0%
Scott T. Macomber	FY 2009	100%	0%	0%
	FY 2010	70%	30%	0%
Graham B. Cherrington	FY 2009	60%	0%	40%
	FY 2010	60%	0%	40%

        Overall Corporate Performance Goals—Under the Bonus Plan, overall corporate performance is based on diluted earnings per share and cash flow from operations goals. In establishing the specific targets for the year, we take into consideration a variety of factors including: prior year results, growth expectations, expected reimbursement changes and changes in accounting rules that would impact earnings and cash flow.

        At its February 2009 meeting, the Committee set a target diluted earnings per share attributable to NovaMed, Inc. goal of $0.43 for fiscal year 2009, excluding the impact of gains and losses from the sale of noncontrolling interests and any goodwill impairment charges. This target also excludes $4,225,000 of additional non-cash interest expense ($0.11 per diluted share) recorded in connection with our adoption of FASB Accounting Standards Codification (ASC) 470-20 on January 1, 2009. The 2009 Bonus Plan required a minimum threshold performance equal to 85% of this target, or $0.37, before the participants were eligible to receive a cash incentive award. At its February 2009 meeting, the Committee set the maximum payout for each participant in the 2009 Bonus Plan at 150% of such participant's targeted performance payout. Previously, the bonus plans had a payout limit of $1,500,000 per participant. At this February 2009 meeting the Committee also increased the target award percentages in the 2009 Bonus Plan for each of the named executive officers. The Committee increased Mr. Hall's target award percentage from 50% to 75% of his annual base salary, and increased Messrs. Macomber and Cherrington's target award percentages from 35% to 50%. The Committee also adjusted the scale for target payouts between the minimum threshold performance of 85% of the target and achieving 100% payout under the 2009 Bonus Plan by increasing the percentage payout to participants within this range. The Committee increased these target payouts and adjusted the scale based on market comparable data reviewed by the Committee. The Committee also modified the types of non-recurring events that would be excluded from the calculation of overall corporate performance goals in the 2009 Bonus Plan.

        At its February 2010 meeting, the Committee added a cash flow from operations target to Mr. Macomber's 2010 Bonus Plan.

        Business Unit Performance Goals—Under the Bonus Plan, business unit performance is based on operating income goals. In establishing the specific target for the year, we take into consideration a variety of factors including: prior year results, growth expectations, expected reimbursement changes and changes in accounting rules that would impact operating income.

        At its February 2009 meeting, the Committee set an operating income from continuing operations target for Mr. Cherrington of approximately $50,152,000. The 2009 Bonus Plan required a minimum threshold performance equal to 85% of this target, or $42,629,000, before Mr. Cherrington was eligible to receive a cash incentive award.

        Discretionary Adjustments—Under the Bonus Plan, we may make adjustments to our overall corporate and business unit performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving the long-term financial performance of our Company, such as restructurings, acquisitions, or divestitures. For the last completed fiscal year, the Committee did not make any adjustments to the overall corporate and business unit performance goals as described above.

        Actual Award Payments—Based on the above discussion, award payments to our named executive officers for the last completed fiscal year are summarized below:

	Annual Cash Incentive Award Payments for the Last Completed Fiscal Year
	$ Amount	% Target
Thomas S. Hall	$415,294	100%
Scott T. Macomber	$145,000	100%
Graham B. Cherrington	$127,050	92%

LONG-TERM EQUITY INCENTIVES

        In General—We provide the opportunity for our named executive officers and other executives to earn a market competitive long-term equity incentive award. We provide this opportunity to attract and retain an appropriate caliber of talent for the position, to recognize that similar long-term equity incentives are almost universally provided at other companies that we compete with for talent, and to motivate executives to make decisions that focus on the long-term growth of our Company and thus increase stockholder value. We review long-term equity incentives for our named executive officers and other executives annually. We began awarding a combination of restricted stock and stock options as our equity awards in 2006 instead of solely awarding stock options as we had in prior years. While we believe that awards of stock options create proper incentives for our executives, we also began awarding restricted stock because it results in less dilution to existing stockholders than stock options of equivalent value and because restricted stock arguably retains incentive value during stock price fluctuations when stock options may have no realizable value. For these reasons, coupled with a review of compensation data from our competitors and other health care services companies which reflects a trend towards restricted stock, at its February 2010 meeting the Committee elected to make equity awards consisting solely of restricted stock.

        In determining the amount of the individual stock awards, the Committee considers a variety of factors including position, individual responsibilities and performance, and potential for future contribution. As a result, the amount of the annual grants is generally greater for the most senior executive officers, who have higher levels of responsibility.

        After making no equity awards to named executive officers in 2008, at its February 2009 meeting the Committee granted stock options and restricted stock to our named executive officers. In making these awards, the Committee determined that one share of restricted stock was equivalent to two shares granted through a stock option. The Committee granted Mr. Hall options to acquire 218,182 shares and a restricted stock award of 109,091 shares. The Committee granted each of Messrs. Macomber and Cherrington options to acquire 72,727 shares and a restricted stock award of 36,364 shares.

        Stock Options—Our stock options are granted on the same date as our Committee approval date, and have an exercise price equal to our closing market price on the trading day immediately preceding the approval date. We do not have a program, plan, or practice to time stock option grants to executives in coordination with the release of material non-public information. Our stock options have a 10-year contractual exercise term, with 1/8th vesting on the date six months after the grant date with 1/48th of the total amount granted vesting at the end of each month thereafter. The option grants are also subject to the following post-termination and change in control provisions:

Event	Award Vesting	Exercise Term (1)
Death or Disability	Forfeit Unvested	1 Year
Termination for Cause	Forfeit Vested and Unvested	Expire
Termination without Cause or Retirement	Forfeit Unvested	90 Days
Voluntary Termination	Forfeit Unvested	Expire
Change in Control	Accelerated	90 Days (2)

(1)
Or remainder of original contractual term, if shorter.
(2)
If employment is terminated. Otherwise remain exercisable for remainder of term.

        Our stock options may not generally be transferred to any third party other than by will or the laws of descent upon the death of a participant.

        Restricted Stock—The restricted stock awards generally vest as to 1/8th of the award on the date six months following the grant date with 1/16th of the total amount granted vesting on each 3-month anniversary thereafter. The awards are also subject to the following post-termination and change in control provisions:

Event	Award Vesting
Death or Disability	Forfeit Unvested
Termination for Cause	Forfeit Unvested
Termination without Cause or Retirement	Forfeit Unvested
Voluntary Termination	Forfeit Unvested
Change in Control	Accelerated

EXECUTIVE BENEFITS AND PERQUISITES

        We provide the opportunity for our named executive officers and other executives to receive a market competitive general health and welfare benefits program. We provide this opportunity to attract and retain an appropriate caliber of talent for the position, to recognize that similar executive benefits are commonly provided at other companies that we compete with for talent, and to help minimize personal distractions so that the executives can better focus on the business affairs of our Company. Our benefits program consists of health, disability and life insurance benefits and a qualified 401(k) savings plan. We review our executive benefits and perquisites program periodically to ensure it remains fair to our executives and supportable to our stockholders.

EXECUTIVE CHANGE IN CONTROL POLICY

        We provide the opportunity for our named executive officers and other executives to be protected under a change in control policy contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position, to recognize that similar change in control protections are commonly provided at other companies that we compete with for talent, and to ensure the impartiality and objectivity of our executives in the event of a change in control situation so that our stockholder interests are protected. We review this change in control protection periodically to ensure it remains fair to our executives and supportable to our stockholders. At its May 2009 meeting, the Compensation Committee reviewed the severance arrangements with its senior executives. In doing so, it approved modifications to Mr. Cherrington's severance arrangements in order to conform them to the severance arrangements of the Company's other Executive Vice President, Mr. Macomber. The Board promoted Mr. Cherrington to Executive Vice President Operations in December 2008. For a description of the terms of the severance arrangements with our named executive officers, see "Potential Payments Upon

Termination or Change in Control—Employment Agreements" on page 33. For the last completed and current fiscal years, our change in control policy for the named executive officers is summarized below:

Executive Benefit	Description
Policy Term	• Employment agreements automatically renew on a year to year basis, unless terminated earlier
Payment Trigger	• Involuntary termination without just cause or voluntary resignation for good reason, following a change in control
Severance Benefits	• Two times base salary and target annual bonus (paid in lump sum) for Mr. Hall, 1 1/2 times base salary and bonus for Messrs. Macomber and Cherrington
• Continued welfare benefits for 24 months (Mr. Hall) and 18 months (Messrs. Macomber and Cherrington)
• One-half of this benefit is payable if the executive terminates his employment for any reason during the 30 days following the one-year anniversary of a change in control
Excise Tax Gross-Up	• Gross-up for federal excise taxes imposed on golden parachute payments

Compensation Committee Report

        The information contained in this report shall not be deemed "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

        The Compensation Committee of the Board (the "Committee") has reviewed and discussed the Compensation Discussion and Analysis on pages 23 through 29 of this Proxy Statement with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, portions of which, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2009.

Submitted by the Members of the Compensation Committee:
C.A. Lance Piccolo, Chairman
R. Judd Jessup
Robert J. Kelly

 Summary Compensation Table

        The following table shows information concerning the annual compensation for services to the Company in all capacities of the Chief Executive Officer, Chief Financial Officer and the next most highly compensated executive officers of the Company (collectively the "named executive officers") during the years ended December 31, 2007, 2008 and 2009.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total Compensation ($) (4)
Thomas S. Hall	2009	$553,725	$300,000	$279,928	$415,294	$4,900	$1,553,847
President and Chief	2008	$548,684	—	—	$274,342	$4,600	$827,626
Executive Officer	2007	$525,577	—	$960,000	—	$2,998	$1,488,575
Scott T. Macomber	2009	$290,000	$100,001	$93,309	$145,000	$4,900	$633,210
Executive Vice President and	2008	$287,308	—	—	$100,558	$4,600	$392,466
Chief Financial Officer	2007	$276,769	$61,248	$96,000	—	$4,500	$438,517
Graham B. Cherrington (5)	2009	$275,000	$100,001	$93,309	$127,050	$4,900	$600,260
Executive Vice President	2008	$225,846	—	—	$67,754	$4,517	$298,117
Operations	2007	$169,231	—	$243,675	—	$1,015	$413,921

(1)
Reflects the aggregate grant date fair value of stock and option awards granted during a year calculated in accordance with FASB ASC 718. The assumptions used in determining the grant date fair values of these awards are set forth in footnote 15 to the Company's consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.
(2)
Reflects the value of cash incentive awards earned under our Bonus Plan.
(3)
Amounts reflected in this column include 401(k) matching contributions for Messrs. Hall, Macomber and Cherrington.
(4)
Mr. Hall's base salary and non-equity incentive plan compensation represented 35% and 0%, respectively, of his total compensation for 2007, 66% and 33%, respectively, of his total compensation for 2008, and 36% and 27%, respectively, of his total compensation for 2009. Mr. Macomber's base salary and non-equity incentive plan compensation represented 63% and 0%, respectively, of his total compensation for 2007, 73% and 26%, respectively of his total compensation for 2008, and 46% and 23%, respectively, of his total compensation for 2009. Mr. Cherrington's base salary and non-equity incentive plan compensation represented 41% and 0%, respectively, of his total compensation for 2007, 76% and 23%, respectively, of his total compensation for 2008, and 46% and 21%, respectively, of his total compensation for 2009.
(5)
Mr. Cherrington commenced his employment with the Company on March 19, 2007.

        For a description of the terms of the employment agreements with our named executive officers, see "Potential Payments Upon Termination or Change in Control—Employment Agreements" on page 33.

 Grants of Plan-Based Awards*

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)			Grant Date Fair Value of Stock and Option Awards (5)
							Exercise or Base Price of Option Awards ($/Sh) (4)	Closing Price on Grant Date ($/Sh) (4)
Name	Grant Date	Threshold ($) (1)	Target ($) (2)	Maximum ($) (3)
Thomas S. Hall	2/18/2009	$124,588	$415,294	$622,941
	2/18/2009					218,182	$2.75	$2.69	$279,928
	2/18/2009				109,091		$2.75	$2.69	$300,000
Scott T. Macomber	2/18/2009	43,500	145,000	217,500
	2/18/2009					72,727	2.75	2.69	93,309
	2/18/2009				36,364		2.75	2.69	100,001
Graham B. Cherrington	2/18/2009	41,250	137,500	206,250
	2/18/2009					72,727	2.75	2.69	93,309
	2/18/2009				36,364		2.75	2.69	100,001

*
Equity awards were granted under our 1999 Amended and Restated Stock Incentive Plan and 2005 Stock Incentive Plan. Terms of these awards are described in "Compensation Discussion and Analysis—Long-Term Equity Incentives" beginning on page 26.
(1)
The minimum threshold performance required under the Bonus Plan to receive a cash incentive bonus equates to 85% of the target measure. The payout for achieving the minimum threshold is 30% of the target payout.
(2)
Represents the target bonus set for 2009 under our Bonus Plan. The actual cash bonus paid to each named executive officer for his 2009 performance is reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.
(3)
Under the 2009 Bonus Plan, the Committee set the maximum payout for each participant at 150% of such participant's targeted performance payout.
(4)
The Compensation Committee has always based the exercise price of stock options using the closing market price of our Common Stock on the trading day immediately preceding the grant date of the stock options.
(5)
Reflects the aggregate grant date fair value of restricted stock units and stock options granted under our long-term incentive plan during 2009 calculated in accordance with FASB ASC 718. For assumptions underlying these valuations, see footnote 15 to the Company's consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (9)
Thomas S. Hall	250,000	0		$6.49	11/14/2015	88,637	(6)	$343,912
	96,354	28,646	(1)	$7.28	11/14/2016
	177,083	72,917	(2)	$7.35	2/21/2017
	45,454	172,728	(3)	$2.75	2/18/2019
Scott T. Macomber	250,000	0		$1.70	10/25/2011	1,042	(7)	$4,043
	90,000	0		$0.78	4/2/2012	2,605	(8)	$10,107
	45,000	0		$1.27	3/21/2013	29,545	(6)	$114,635
	55,000	0		$4.45	3/17/2014
	65,000	0		$5.96	6/17/2015
	21,875	3,125	(4)	$6.87	6/20/2016
	17,708	7,292	(2)	$7.35	2/21/2017
	15,151	57,576	(3)	$2.75	2/18/2019
Graham B. Cherrington	51,562	23,438	(5)	$6.24	3/19/2017	29,545	(6)	$114,635
	15,151	57,576	(3)	$2.75	2/18/2019

(1)
As set forth in Mr. Hall's employment agreement with the Company, these options were granted on his one-year anniversary of employment, or November 14, 2006, and vest over a four-year period as follows: one-eighth of the options will vest on the six-month anniversary of the grant date, or May 14, 2007, with 1/48th of the options vesting monthly on the 14th day of each month thereafter, beginning on June 14, 2007 and continuing monthly until November 14, 2010.
(2)
These options were granted on February 21, 2007 and vest over a four-year period as follows: one-eighth of the options vested on the six-month anniversary of the grant date, or August 21, 2007, with 1/48th of the options vesting monthly on the 21st day of each month thereafter, beginning on September 21, 2007 and continuing monthly until February 21, 2011.
(3)
These options were granted on February 18, 2009 and vest over a four-year period as follows: one-eighth of the options vested on the six-month anniversary of the grant date, or August 18, 2009, with 1/48th of the options vesting monthly on the 21st day of each month thereafter, beginning on September 18, 2009 and continuing monthly until February 18, 2013.
(4)
These options were granted on June 20, 2006 and vest over a four-year period as follows: one-eighth of the options vested on the six-month anniversary of the grant date, or December 20, 2006, with 1/48th of the options vesting monthly on the 20th day of each month thereafter, beginning on January 20, 2007 and continuing monthly until June 20, 2010.
(5)
These options were granted on March 19, 2007 (Mr. Cherrington's first day of employment with the Company) and vest over a four-year period as follows: one-eighth of the options vested on the six-month anniversary of the grant date, or September 19, 2007, with 1/48th of the options vesting monthly on the 14th day of each month thereafter, beginning on October 19, 2007 and continuing monthly until March 19, 2011.
(6)
These restricted stock awards were granted on February 18, 2009 and vest over a four-year period as follows: one-eighth of the restricted shares vested on the six-month anniversary of the grant date, or August 18, 2009, with 1/16th of the restricted shares vesting quarterly thereafter, beginning on November 18, 2009 and continuing quarterly until February 18, 2013.
(7)
These restricted stock awards were granted on June 20, 2006 and vest over a four-year period as follows: one-eighth of the restricted shares vested on the six-month anniversary of the grant date, or December 20, 2006, with 1/16th of the restricted shares vesting quarterly thereafter, beginning on March 20, 2007 and continuing quarterly until June 20, 2010.
(8)
These restricted stock awards were granted on February 21, 2007 and vest over a four-year period as follows: one-eighth of the restricted shares vested on the six-month anniversary of the grant date, or August 21, 2007, with 1/16th of the restricted shares vesting quarterly thereafter, beginning on November 21, 2007 and continuing quarterly until February 21, 2011.
(9)
The market value is calculated using the $3.88 closing price of the Company's Common Stock on the NASDAQ Global Select Market on December 31, 2009.

 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Thomas S. Hall	—	—	77,746	$292,772
Scott T. Macomber	—	—	10,987	$45,303
Graham B. Cherrington	—	—	6,819	$30,095

(1)
Represents aggregate number of restricted shares of Common Stock that vested during 2009, including vested shares that were tendered to the Company by the executive to fund his minimum tax withholding obligations as permitted pursuant to the Company's applicable stock incentive plans. These tendered shares will be available for future issuance by the Company in accordance with the applicable stock incentive plans, except for Mr. Hall's tendered shares relating to his 2005 stock award which shall not be available for future issuance under the 2005 Restricted Stock Plan. The number of vested shares tendered to the Company during 2009 to satisfy tax withholding obligations was as follows: 25,551 shares by Mr. Hall; 3,271 shares by Mr. Macomber; and 2,213 shares by Mr. Cherrington.
(2)
The market value is calculated using the closing price of the Company's Common Stock on the NASDAQ Global Select Market on the trading day immediately preceding the applicable vesting date of the restricted shares of Common Stock.

Potential Payments Upon Termination or Change in Control

Employment Agreements

        The Company has entered into employment agreements with its named executive officers. The agreements generally provide for the payment of an annual base salary, plus cash incentive compensation based upon the Company's executive compensation plan. The employment agreements also provide for the right to participate in the Company's stock option and employee benefit programs. These programs include hospitalization, disability, life and health insurance. The employment agreements impose on each employee non-competition restrictions that survive termination of employment and post-termination confidentiality obligations.

        The Company may terminate these employment agreements with or without cause or upon the named executive officer's disability. If the Company terminates a named executive officer for disability or cause, the executive is not entitled to receive any salary or other severance after the date of termination. The Company may terminate a named executive officer for cause under the agreement if he: (i) materially breaches any term or condition of the agreement and fails to cure such breach within a reasonable time; (ii) fails to comply with any of the Company's written guidelines that it has furnished to the executive and fails to cure such failure within a reasonable time; (iii) materially fails or willfully refuses to substantially perform his duties and fails to cure such failure or refusal within a reasonable time; or (iv) has committed an act constituting a felony or other act involving dishonesty, disloyalty or fraud against the Company, as reasonably determined by the Board of Directors.

        Mr. Hall's employment agreement with the Company automatically renews on a year-to-year basis, unless either party chooses to terminate the agreement. If the Company terminates Mr. Hall without cause, he would receive severance compensation in a fixed amount equal to his then-current base salary and pro rata cash incentive compensation for 18 months, plus health benefits for such period. This 18-month severance period was increased from 12 months by the Compensation Committee at a meeting in May 2009. The Compensation Committee elected to make this increase because Mr. Hall's 12-month severance period was less than the comparable severance arrangements for the Executive Vice President position. If Mr. Hall's employment is terminated following a change in control of the Company by Mr. Hall for good reason or by the Company without cause, he would receive an amount equal to two times the sum of his annual base salary and targeted incentive bonus plus health benefits for 24 months. If Mr. Hall terminates his employment during the 30-day period following the one-year anniversary of a change in control, he would receive an amount equal to one times the sum of his annual base salary and incentive bonus plus health benefits for 12 months.

        Each of Messrs. Macomber and Cherrington's employment agreement automatically renews on a year-to-year basis, unless either party chooses to terminate the agreement. If the Company terminates Messrs. Macomber or Cherrington without cause, the executive receives severance compensation in a fixed amount equal to his then-current base salary for a period of 15 months, health benefits for such period, and his pro rata cash incentive compensation. If Mr. Macomber or Mr. Cherrington's employment is terminated following a change in control of the Company by the executive for good reason or by the Company without cause, the executive would receive an amount equal to 150% of the sum of his annual base salary and targeted incentive bonus plus health benefits for 18 months. If Mr. Macomber or Mr. Cherrington terminates his employment after the one-year anniversary of a change in control, he would receive an amount equal to 75% of the sum of his annual base salary and targeted incentive bonus plus health benefits for 9 months. At a meeting in May 2009, the Compensation Committee modified Mr. Cherrington's severance arrangements to conform to Mr. Macomber's in light of Mr. Cherrington's promotion to Executive Vice President in December 2008.

        In May 2009, the Compensation Committee also approved conforming amendments to the employment agreements of Messrs. Hall, Cherrington and Macomber to modify their severance arrangements to reflect the increase in the target award percentages payable to each of them under the Bonus Plan that was approved by the Compensation Committee in February 2009. At its February 2009 meeting, the Compensation Committee increased Mr. Hall's target award percentage under the Bonus Plan from 50% to 75%, and increased Messrs. Macomber and Cherrington's target award percentages under the Bonus Plan from 35% to 50%. These targeted incentive bonus awards are relevant for each executive's severance calculation in the event of a termination of employment following a change in control of the Company by the executive for good reason or by the Company without cause.

Termination without Cause

        The following table shows the Company's potential payment and benefit obligations to each of its named executive officers for termination by the Company without cause assuming such termination occurred on December 31, 2009. The Company has no obligation to its named executive officers for termination by the Company for cause or due to death or permanent disability.

	Mr. Hall	Mr. Macomber	Mr. Cherrington
Base salary severance payments (1)	$830,588	$362,500	$343,750
Incentive bonus payments (2)	415,294	145,000	127,050
Health and welfare benefits (3)	14,462	12,051	13,190

Total	$1,260,344	$519,551	$483,990

(1)
Represents 18 months annual salary for Mr. Hall, and 15 months annual salary for each of Messrs. Macomber and Cherrington.
(2)
Represents the actual incentive award earned in 2009.
(3)
Represents the portion of health and welfare benefits paid by the Company for a period of 18 months for Mr. Hall, and 15 months for each of Messrs. Macomber and Cherrington.

Termination following a Change in Control

        The following table shows the Company's potential payment and benefit obligations to each of its named executive officers assuming that a Change in Control of the Company had occurred and as a result the named executive officer's employment was terminated by the Company without cause or by the executive for good reason on December 31, 2009. Following a Change in Control of the Company, the Company has no obligation to its named executive officers for termination by the Company for cause or due to death or permanent disability.

	Mr. Hall	Mr. Macomber	Mr. Cherrington
Base salary severance payments (1)	$1,107,450	$435,000	$412,500
Incentive bonus payments (2)	830,588	217,500	206,250
Health and welfare benefits (3)	19,282	14,462	15,828
Accelerated vesting of stock options (4)	229,727	76,576	76,576
Accelerated vesting of restricted stock (4)	361,639	135,423	120,544
Tax gross-up payment (5)	—	—	—

Total	$2,548,686	$878,961	$831,698

(1)
Represents 24 months annual salary for Mr. Hall, and 18 months annual salary for each of Messrs. Macomber and Cherrington.
(2)
Represents 2 times the full 2009 incentive bonus target for Mr. Hall, and 1.5 times the full 2009 bonus target for each of Messrs. Macomber and Cherrington.
(3)
Represents the portion of health and welfare benefits paid by the Company for a period of 24 months for Mr. Hall, and 18 months for each of Messrs. Macomber and Cherrington.
(4)
These amounts are payable to the named executive officers pursuant to the terms of the grant documents governing those awards rather than the terms of the employment agreements. Represents the "in-the-money" value of stock options and restricted stock awards based on the Company's closing stock price on January 4, 2010 ($4.08), the first trading day following the assumed termination date.
(5)
The amounts due to the named executive officers would not exceed the thresholds that would require tax gross-up payments to be made by the Company.

        The following table shows the Company's potential payment and benefit obligations to each of its named executive officers assuming that they each terminated their employment during the 30-day period following the one-year anniversary of a Change in Control of the Company that is assumed to have occurred on December 31, 2009.

	Mr. Hall	Mr. Macomber	Mr. Cherrington
Base salary severance payments (1)	$553,725	$217,500	$206,250
Incentive bonus payments (2)	415,294	108,750	103,125
Health and welfare benefits (3)	9,641	7,231	7,914
Accelerated vesting of stock options (4)	229,727	76,576	76,576
Accelerated vesting of restricted stock (4)	361,639	135,423	120,544
Tax gross-up payment (5)	—	—	—

Total	$1,570,026	$545,480	$514,409

(1)
Represents 12 months annual salary for Mr. Hall, and 9 months annual salary for each of Messrs. Macomber and Cherrington.
(2)
Represents the full 2009 incentive bonus target for Mr. Hall, and 75% of the full 2009 bonus target for each of Messrs. Macomber and Cherrington.
(3)
Represents the portion of health and welfare benefits paid by the Company for a period of 12 months for Mr. Hall, and 9 months for each of Messrs. Macomber and Cherrington.
(4)
These amounts are payable to the named executive officers pursuant to the terms of the grant documents governing those awards rather than the terms of the employment agreements. Represents the "in-the-money" value of stock options and restricted stock awards based on the Company's closing stock price on January 4, 2010 ($4.08), the first trading day following the assumed termination date.
(5)
The amounts due to the named executive officers would not exceed the thresholds that would require tax gross-up payments to be made by the Company.

 Director Compensation

Director Compensation Table

        The following table provides information on 2009 compensation for non-employee directors who served during 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Options Awards ($) (1)	Total ($)
Robert J. Kelly	$47,000	$27,500	$25,660	$100,160
R. Judd Jessup	$17,000	$27,500	$25,660	$70,160
Scott H. Kirk	$12,000	$27,500	$25,660	$65,160
Steven V. Napolitano	$10,000	$27,500	$25,660	$63,160
C.A. Lance Piccolo	$17,000	$27,500	$25,660	$70,160

(1)
Reflects the aggregate grant date fair value of stock and option awards granted during 2009 calculated in accordance with FASB ASC 718. The assumptions used in determining the grant date fair values of these awards are set forth in footnote 15 to the Company's consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

        The aggregate option awards outstanding for each person in the table set forth above as of December 31, 2009 is as follows:

Name	Aggregate Options Outstanding
Robert J. Kelly	187,000
R. Judd Jessup	162,000
Scott H. Kirk	87,000
Steven V. Napolitano	87,000
C.A. Lance Piccolo	262,000

SUMMARY OF DIRECTOR COMPENSATION

        Each director is paid $3,000 per meeting attended in person and $1,000 per telephonic meeting in which he participates. Each member of a Board committee is paid $1,000 per committee meeting, whether attending such meeting in person or via teleconference. Mr. Kelly, as Chairman of the Audit Committee, receives a $5,000 annual retainer. Mr. Kelly also receives a $2,000 monthly fee for serving in his role as Lead Director of the Board. In addition to cash compensation, outside directors have historically received stock option grants and restricted stock awards from time to time. On February 18, 2009, the outside directors received stock option grants and restricted stock awards. The Company also reimburses its directors for their reasonable out-of-pocket expenses incurred in attending Board of Director and committee meetings. Mr. Hall does not receive any fees for his role as Chairman.

        Securities Authorized for Issuance under Equity Compensation Plans—The following table summarizes the Company's employee stock purchase plan and various stock incentive plans as of December 31, 2009:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Stock Options
Equity compensation plans approved by security holders	3,570,417	(1)	$4.43	1,190,647
Equity compensation plans not approved by security holders (2)	308,033	(3)	$5.21	7,053
Total Options	3,878,450		$4.49	1,197,700
Stock Purchase Plan
Equity compensation plans approved by security holders	N/A		N/A	165,471	(4)
Equity compensation plans not approved by security holders	—		—	—

(1)
Represents awards under the Company's Second Amended and Restated 1999 Stock Incentive Plan (the "1999 Plan") and Second Amended and Restated 2005 Stock Incentive Plan (the "2005 Plan"). The Company's stockholders approved each of the 1999 Plan and 2005 Plan at the annual stockholder meetings in May 2000 and June 2005, respectively. Stockholders most recently approved amendments to the 2005 Plan at the Company's 2009 Annual Meeting of Stockholders. This figure does not include 280,240 shares of restricted stock issued and outstanding as of December 31, 2009 under the 2005 Plan.
(2)
Does not include the NovaMed, Inc. Amended and Restated 2005 Restricted Stock Plan, which was not approved by stockholders. 250,000 restricted shares of Common Stock were issued under this plan to Mr. Hall upon his appointment in 2005 and no shares remain available for issuance under this plan.
(3)
The Board of Directors approved the 2000 Stock Incentive Plan on February 16, 2000 (the "2000 Plan"), which was amended and restated in December 2006. The total number of shares reserved and available for issuance under the 2000 Plan was 500,000. Under the terms of the 2000 Plan as originally adopted, no awards could be made after May 16, 2000. The Board of Directors adopted the 2001 Stock Incentive Plan on April 2, 2001 (the "2001 Plan"), which was amended and restated in December 2006. The total number of shares reserved and available for issuance under the 2001 Plan is 700,000. All other provisions of both of the 2000 Plan and 2001 Plan are substantially similar to the 1999 Plan.
(4)
Represents future shares of Common Stock that are available for issuance under the Company's Amended and Restated 1999 Stock Purchase Plan approved by the Company's stockholders at its annual stockholder meetings in May 2000 and May 2008.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee currently consists of Messrs. Jessup, Kelly and Piccolo. No member of the Compensation Committee has been an officer or employee of the Company at any time. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Real Property Leases

        The Company has a lease agreement with First Colonial Trust Company, as trustee on behalf of Scott H. Kirk, M.D., a member of the Board of Directors, to lease approximately 4,000 square feet for the Company's ambulatory surgery center that it owns and operates at this location. The Company paid $160,592 in rent during 2009. As of March 31, 2010, Dr. Kirk also beneficially owns more than 5% of the Company's Common Stock.

National Medical Director and Limited Liability Company Member

        Scott H. Kirk, M.D., a member of the Board of Directors, is also the Company's National Medical Director and a 19.5% member of NovaMed Surgery Center of River Forest, LLC, a subsidiary of the Company that owns and operates an ambulatory surgery center in River Forest, Illinois. A wholly owned subsidiary of the Company, NovaMed Management Services, LLC, is the majority owner and manager of this entity. In consideration for his duties as National Medical Director, on May 23, 2002, the Company granted Dr. Kirk options to acquire 100,000 shares of the Company's Common Stock. The options vested monthly over a four-year period and are now fully vested. Dr. Kirk exercised these options in May 2009. Dr. Kirk received $32,234 in distributions from NovaMed Surgery Center of River Forest, LLC for the year ending December 31, 2009.

 MISCELLANEOUS AND OTHER MATTERS

        Stockholder List—A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of, and the number of shares registered in the name of, each stockholder, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours commencing May 7, 2010 and continuing through the date of the Annual Meeting, at the principal executive offices of the Company, 333 West Wacker Drive, Suite 1010, Chicago, Illinois 60606.

        Solicitation—The solicitation is being made primarily through the mail, but our directors, officers and employees may also engage in the solicitation of proxies by telephone. The Company has retained the services of MacKenzie Partners, Inc. to assist in soliciting proxies. MacKenzie will solicit proxies by personal interview, telephone, facsimile and mail. It is anticipated that the fee for those services will not exceed $5,000 plus reimbursement for out-of-pocket expenses. The cost of soliciting proxies will be borne by us. Other than the compensation of MacKenzie, no compensation will be paid by us in connection with the solicitation of proxies, except that we may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

        Proposals of Stockholders—Proposals of stockholders to be considered for inclusion in the Company's proxy statement and proxy for the 2011 Annual Meeting of Stockholders (the "2011 Annual Meeting") must be received by the Secretary of the Company by no later than December 26, 2010. Proposals of stockholders intended to be considered at the Company's 2011 Annual Meeting must be received by the Secretary of the Company by no earlier than January 30, 2011 and no later than March 1, 2011.

        Other Business—The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement and the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxies will vote such proxies as the Board of Directors directs.

By order of the Board of Directors,

John W. Lawrence, Jr. Secretary

Chicago, Illinois April 15, 2010

ALL STOCKHOLDERS ARE REQUESTED TO VOTE NOW, EITHER BY TELEPHONE OR THE INTERNET, OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY PROMPTLY.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NOVAMED, INC.

        NovaMed, Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

        1.     Article IV, Section A of the Corporation's Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 26, 1999 (the "Certificate of Incorporation"), is amended to read in its entirety as follows:

        "A.    Authorized Stock.    The Corporation shall have authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:

CLASS	NUMBER OF SHARES AUTHORIZED	PAR VALUE PER SHARE
Common Stock	27,253,000	$0.01
Preferred Stock	6,080,000	$0.01

        Immediately upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, every three shares of the Corporation's Common Stock issued immediately prior to such filing (including each share of treasury stock) shall be combined and reconstituted as one share of the Corporation's Common Stock (the "Reverse Split").

        The Reverse Split shall occur automatically and without any further action on the part of the Corporation or the holders thereof and whether or not certificates representing the holders' shares prior to the Reverse Split are surrendered for cancellation.

        No fractional interest in a share of Common Stock shall be deliverable upon the Reverse Split. All shares of Common Stock (including fractions thereof) held by a holder immediately prior to the Reverse Split shall be aggregated for purposes of determining whether the Reverse Split would result in the issuance of a fractional share. Any fractional share resulting from such aggregation of Common Stock upon the Reverse Split shall be converted into the right to receive a cash payment (without interest) in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale of all fractional shares otherwise issuable. The Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates."

        2.     The foregoing amendment to the Certificate of Incorporation has been duly approved by the Board of Directors in accordance with Sections 141 and 242 of the General Corporation Law.

        3.     The foregoing amendment to the Certificate of Incorporation has been duly approved by the stockholders in accordance with Sections 211 and 242 of the General Corporation Law.

A-1

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed this             day of                                     , 2010.

NOVAMED, INC.
By:
Name:
Title:

A-2

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NOVAMED, INC.

        NovaMed, Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

        1.     Article IV, Section A of the Corporation's Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 26, 1999 (the "Certificate of Incorporation"), is amended to read in its entirety as follows:

        "A.    Authorized Stock.    The Corporation shall have authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:

CLASS	NUMBER OF SHARES AUTHORIZED	PAR VALUE PER SHARE
Common Stock	81,761,465	$0.01
Preferred Stock	18,238,535	$0.01

        Immediately upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, every three shares of the Corporation's Common Stock issued immediately prior to such filing (including each share of treasury stock) shall be combined and reconstituted as one share of the Corporation's Common Stock (the "Reverse Split").

        The Reverse Split shall occur automatically and without any further action on the part of the Corporation or the holders thereof and whether or not certificates representing the holders' shares prior to the Reverse Split are surrendered for cancellation.

        No fractional interest in a share of Common Stock shall be deliverable upon the Reverse Split. All shares of Common Stock (including fractions thereof) held by a holder immediately prior to the Reverse Split shall be aggregated for purposes of determining whether the Reverse Split would result in the issuance of a fractional share. Any fractional share resulting from such aggregation of Common Stock upon the Reverse Split shall be converted into the right to receive a cash payment (without interest) in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale of all fractional shares otherwise issuable. The Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates."

        2.     The foregoing amendment to the Certificate of Incorporation has been duly approved by the Board of Directors in accordance with Sections 141 and 242 of the General Corporation Law.

        3.     The foregoing amendment to the Certificate of Incorporation has been duly approved by the stockholders in accordance with Sections 211 and 242 of the General Corporation Law.

B-1

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed this             day of                                     , 2010.

NOVAMED, INC.
By:
Name:
Title:

B-2

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000057653_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Robert J. Kelly 02 C.A. Lance Piccolo NOVAMED, INC. 333 WEST WACKER DRIVE SUITE 1010 CHICAGO, IL 60606 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 Proposal to approve an amendment to the Company's Certificate of Incorporation to effect a one-for-three reverse stock split. 3 Proposal to approve an amendment to the Company's Certificate of Incorporation to reduce the Company's authorized shares from 100,000,000 to 33,333,000. 4 Proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm. NOTE: Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000057653_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Combined Document is/are available at www.proxyvote.com . NOVAMED, INC. 333 West Wacker Drive, Suite 1010, Chicago, Illinois 60606 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoints Thomas S. Hall and Scott T. Macomber and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of NovaMed, Inc. to be held at the Holiday Inn Chicago Mart Plaza, 350 W. Mart Center Drive, Chicago, Illinois 60654, on Wednesday, May 19, 2010 at 10:00 a.m., Chicago time, and at any adjournments or postponements thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR APPROVAL OF PROPOSALS 2, 3 AND 4 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS HEREON, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
NOMINEES
OTHER DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
PROPOSAL NO. 2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND PROPOSAL NO. 3. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES
PROPOSAL NO. 4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDITOR FEES
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Potential Payments Upon Termination or Change in Control
Director Compensation Director Compensation Table
Equity Compensation Plan Information
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MISCELLANEOUS AND OTHER MATTERS
  APPENDIX A
  APPENDIX B